Exhibit 10.22

CONTRIBUTION AND SALE AGREEMENT

by and among

AMERICAN RESIDENTIAL MANAGEMENT, INC.,

STEPHEN G. SCHMITZ

(Solely for the purpose of Section 5.6 hereof), and

LAURIE A. HAWKES

(Solely for the purpose of Section 5.6 hereof),

and

AMERICAN RESIDENTIAL PROPERTIES OP, L.P.

dated as of May 11, 2012

CONTRIBUTION AND SALE AGREEMENT

This CONTRIBUTION AND SALE AGREEMENT (this “Agreement”) is made and entered into as of May 11, 2012, by and between AMERICAN RESIDENTIAL MANAGEMENT, INC., a Delaware corporation (“Contributor”), AMERICAN RESIDENTIAL PROPERTIES OP, L.P., a Delaware limited partnership (“Acquirer”) and, solely for the purpose of Section 5.6 hereof, STEPHEN G. SCHMITZ (“Schmitz”) and Laurie A. Hawkes (“Hawkes”).

BACKGROUND

The Contributor is engaged in the business of managing the acquisition, renovation and management of single-family houses as investment properties for rental as more fully described in the Offering Memorandum, dated as May 4, 2012, relating to the private offering of 10,500,000 shares of the common stock of American Residential Properties, Inc. (the “Business”) and in connection therewith has developed a proprietary, vertically integrated real estate acquisition and management platform designed for high volume acquisition activity and focused on the single-family housing sector (the “Platform”). Stephen G. Schmitz (“Schmitz”) and Laurie A. Hawkes (“Hawkes”) are the record and beneficial owners of 100% of the outstanding shares of capital stock of the Contributor. The Contributor desires to contribute substantially all of the assets and assign certain contracts used in connection with the Business and related to the Platform to the Acquirer, and the Acquirer desires to acquire such assets and assume such contracts from the Contributor, on the terms and conditions hereinafter set forth. In connection therewith, the Acquirer is willing to assume certain liabilities relating to the Platform.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and other agreements set forth herein, the parties hereby agree as follows:

ARTICLE I

CONTRIBUTION OF ASSETS; ASSUMPTION OF LIABILITIES

Section 1.1 Contribution of Assets. Subject to the terms and conditions set forth herein, Contributor shall contribute, sell, assign, transfer, convey and deliver to the Acquirer, and the Acquirer shall accept and acquire from the Contributor, all of the Contributor’s right, title and interest in and to all of the assets related to the Business and the Platform (the “Contributed Assets”), free and clear of any mortgage, pledge, lien, charge, security interest, claim or other encumbrance (“Encumbrance”) other than (a) liens for taxes not yet due and payable or being contested in good faith by appropriate procedures and (b) mechanics’, carriers’, workmens’, repairmen’s or other similar liens arising or incurred in the ordinary course of business consistent with past practice and which are not material to the Contributed Assets (collectively “Permitted Encumbrances”).

Section 1.2 Excluded Assets. Notwithstanding the foregoing, the Contributed Assets shall not include the assets set forth on Schedule 1.2 (the “Excluded Assets”).

Section 1.3 Assignment of Contracts and Assumption of Liabilities. Subject to the terms and conditions set forth herein, the Contributor shall assign, and the Acquirer shall assume,

each of the Assigned Contracts (as defined in Section 3.6), and Acquirer shall assume and agree to pay, perform and discharge the liabilities and obligations set forth on Schedule 1.3 arising after the Closing (as defined herein), but only to the extent that such liabilities and obligations do not relate to any breach, default or violation by the Contributor of any Assigned Contract or of any other contract or obligation on or prior to the Closing (collectively, the “Assumed Liabilities”).

Section 1.4 Excluded Liabilities. Other than the Assumed Liabilities, the Acquirer shall not assume any liabilities or obligations of the Contributor of any kind, whether known or unknown, contingent, matured or otherwise, whether currently existing or hereinafter created.

Section 1.5 Consideration for the Contributed Assets.

(a) At the Closing, in consideration for the Contributed Assets that constitute furniture, fixtures and equipment (“FF&E”), the Acquirer shall pay the Contributor a cash payment in the amount of $85,574.

(b) At the Closing, in consideration for the remaining Contributed Assets and the assumption by the Acquirer of the Assumed Liabilities, the Acquirer shall issue to the Contributor an aggregate of 175,000 common units of limited partnership interest in the Acquirer (“Common Units”), consisting of 87,500 Common Units that are fully vested and unrestricted, other than restrictions on redemption as set forth in Section 8.04 of the Acquirer’s Agreement of Limited Partnership (the “Partnership Agreement”) as of the Closing Date (the “Vested Units”) and 87,500 Common Units that are subject to the transfer restrictions described in Section 1.5(d) below (the “Restricted Units” and, together with the Vested Units, the “Units”). The transfer restrictions described in Section 1.5(d) below are referred to as the “Restrictions” and the period during which the Restricted Units are subject to the Restrictions is referred to as the “Restriction Period.” For the avoidance of doubt, during the Restriction Period, distributions on the Restricted Units shall be paid currently to the Contributor in accordance with the terms of the Partnership Agreement.

(c) The Contributor’s interest in the Restricted Units shall become vested, the Restrictions shall lapse and the Restricted Period shall end, upon the first to occur of the events described in sections (1), (2) and (3) below:

(1) On May 11, 2015, which is the third anniversary of the Closing Date.

(2) Upon a Change in Control of American Residential Properties, Inc. (“ARP”), as the term “Change in Control” is defined in ARP’s 2012 Equity Incentive Plan.

(3) Upon the effectiveness of a registration statement under which shares of ARP’s common stock are registered for sale or resale under the Securities Act of 1933, as amended (the “Securities Act”), or the listing of ARP’s common stock on a national securities exchange.

(d) During the Restriction Period, the Restricted Units may not be sold, transferred, pledged, redeemed or exchanged (including a redemption pursuant to Section 8.04 of the Partnership Agreement), hypothecated or otherwise disposed of by the Contributor.

Notwithstanding the immediately preceding sentence, the Restricted Units may be transferred to Schmitz and Hawkes subject to the terms and conditions of the Acquirer’s Partnership Agreement.

Section 1.6 Tax Treatment of the Contribution. Contributor and Acquirer agree to treat (i) the contribution of the Contributed Assets (other than the FF&E) to the Acquirer in exchange for the Units as a tax-deferred contribution of property to Acquirer in exchange for partnership interests under Section 721 of the Internal Revenue Code of 1986, as amended (the “Code”), and (ii) the exchange of the FF&E for the cash consideration described in Section 1.5(a) as a taxable exchange. Contributor and Acquirer shall take no positions inconsistent with the treatment described in the preceding sentence. Acquirer shall use the “traditional method” (without curative allocations) under Treasury Regulations section 1.704-3(c) for purposes of making all allocations under Section 704(c) of the Code with respect to the Contributed Assets (other than the FF&E).

ARTICLE II

CLOSING

Section 2.1 Closing. The closing of all the transactions contemplated by Sections 1.1 through Section 1.5 of this Agreement (the “Closing”) will take place on the date hereof (the “Closing Date”) simultaneously with the closing of the transactions contemplated by that certain Purchase/Placement Agreement, dated as of the date hereof, by and between the Company and FBR Capital Markets & Co.

Section 2.2 Closing Deliverables.

(a) Contributor’s Closing Deliverables. At the Closing, the Contributor shall deliver to the Acquirer the following:

(1) a bill of sale in the form of Exhibit A hereto (the “Bill of Sale”) and duly executed by the Contributor, transferring the FF&E to the Acquirer;

(2) an assignment and assumption agreement in the form of Exhibit B hereto (the “Assignment and Assumption Agreement”) and duly executed by the Contributor, effecting the assignment to and assumption by the Acquirer of the remaining Contributed Assets (other than certain Intellectual Property) and the Assumed Liabilities;

(3) an IP assignment and assumption agreement in the form of Exhibit C hereto (the “IP Assignment and Assumption Agreement”) and duly executed by the Contributor, effecting the assignment to and assumption by the Acquirer of the Purchased IP (as defined in Section 3.5(b));

(4) an Assignment and Assumption of Lease in the form of Exhibit D hereto (the “Assignment and Assumption of Lease”) and duly executed by the Contributor;

(5) copies of all consents, approvals, waivers and authorizations referred to in Schedule 2.2(a)(5);

(6) a certificate pursuant to Treasury Regulations Section 1.1445-2(b) that the Contributor is not a foreign person within the meaning of Section 1445 of the Code and duly executed by the Contributor;

(7) a certificate of the Secretary or Assistant Secretary (or equivalent officer) of the Contributor in form and substance satisfactory to the Acquirer;

(8) such other customary instruments of transfer, assumption, filings or documents, in form and substance reasonably satisfactory to the Acquirer; and

(9) an executed counterpart signature page of the Acquirer’s Agreement of Limited Partnership (the “Partnership Agreement”).

(b) Acquirer’s Closing Deliverables. At the Closing, the Acquirer shall deliver to the Contributor the following:

(1) the Units;

(2) the Assignment and Assumption Agreement duly executed by the Acquirer;

(3) the IP Assignment and Assumption Agreement duly executed by the Acquirer;

(4) the Assignment and Assumption of Lease duly executed by the Acquirer;

(5) a certificate of the general partner of the Acquirer in form and substance reasonably acceptable to the Contributor; and

(6) an executed counterpart signature page to the Partnership Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE CONTRIBUTOR

Contributor represents and warrants to Acquirer that the statements contained in this Article III are true and correct as of the date hereof. For purposes of this Article III, “Contributor’s knowledge,” “knowledge of Contributor” and any similar phrases shall mean the actual or constructive knowledge of Schmitz and Hawkes.

Section 3.1 Organization and Authority of Contributor; Enforceability. Contributor is a corporation duly incorporated, validly existing and in good standing under the laws of the state of Arizona. Contributor has full corporate power and authority to enter into this Agreement and the documents to be delivered hereunder, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Contributor of this Agreement and the documents to be delivered hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Contributor. This Agreement and the documents to be delivered hereunder have been duly executed and delivered by Contributor, and (assuming due authorization, execution and delivery by Acquirer) this Agreement and the documents to be delivered hereunder constitute legal, valid and binding obligations of Contributor, enforceable against Contributor in accordance with their respective terms.

Section 3.2 No Conflicts; Consents. The execution, delivery and performance by Contributor of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with the organizational documents of Contributor; (b) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Contributor or the Contributed Assets; (c) conflict with, or result in (with or without notice or lapse of time or both) any violation of, or default under, or give rise to a right of termination, acceleration or modification of any obligation or loss of any benefit under any contract or other instrument to which Contributor is a party or to which any of the Contributed Assets are subject; or (d) result in the creation or imposition of any Encumbrance on the Contributed Assets. No consent, approval, waiver or authorization is required to be obtained by Contributor from any person or entity (including any governmental authority) in connection with the execution, delivery and performance by Contributor of this Agreement and the consummation of the transactions contemplated hereby. No consent, approval, waiver or authorization is required to be obtained by Contributor from any person or entity (including any governmental authority) in connection with the execution, delivery and performance by Contributor of this Agreement and the consummation of the transactions contemplated hereby.

Section 3.3 Title to Contributed Assets. Contributor owns and has good title to the Contributed Assets, free and clear of Encumbrances.

Section 3.4 Condition of Assets. The tangible personal property included in the Contributed Assets is in good condition and is adequate for the uses to which it is being put, and none of such tangible personal property is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost.

Section 3.5 Intellectual Property.

(a) “Intellectual Property” means any and all of the following in any jurisdiction throughout the world: (i) trademarks and service marks, including all applications and registrations and the goodwill connected with the use of and symbolized by the foregoing; (ii) copyrights, including all applications and registrations related to the foregoing; (iii) trade secrets and confidential know-how; (iv) patents and patent applications; (v) internet domain name registrations; and (vi) other intellectual property and related proprietary rights, interests and protections (including all rights to sue and recover and retain damages, costs and attorneys’ fees for past, present and future infringement and any other rights relating to any of the foregoing).

(b) Schedule 3.5 lists all Intellectual Property included in the Contributed Assets (“Purchased IP”). Contributor owns or has adequate, valid and enforceable rights to use all the Purchased IP, free and clear of all Encumbrances. Contributor is not bound by any outstanding judgment, injunction, order or decree restricting the use of the Purchased IP, or restricting the licensing thereof to any person or entity.

(c) Contributor’s prior and current use of the Purchased IP has not and does not infringe, violate, dilute or misappropriate the Intellectual Property of any person or entity and there are no claims pending or threatened by any person or entity with respect to the ownership, validity, enforceability, effectiveness or use of the Purchased IP. No person or entity is infringing, misappropriating, diluting or otherwise violating any of the Purchased IP, and neither Contributor nor any affiliate of Contributor has made or asserted any claim, demand or notice against any person or entity alleging any such infringement, misappropriation, dilution or other violation.

Section 3.6 Assigned Contracts. Schedule 3.6 includes each contract included in the Contributed Assets and being assigned to and assumed by Acquirer (the “Assigned Contracts”). Each Assigned Contract is valid and binding on Contributor in accordance with its terms and is in full force and effect. None of Contributor or, to Contributor’s knowledge, any other party thereto is in breach of or default under (or is alleged to be in breach of or default under), or has provided or received any notice of any intention to terminate, any Assigned Contract. No event or circumstance has occurred that, with or without notice or lapse of time or both, would constitute an event of default under any Assigned Contract or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of benefit thereunder. Complete and correct copies of each Assigned Contract have been made available to Acquirer. There are no disputes pending or threatened under any Assigned Contract.

Section 3.7 Permits. Schedule 3.7 lists all permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances and similar rights obtained from governmental authorities included in the Contributed Assets (the “Transferred Permits”). The Transferred Permits are valid and in full force and effect. All fees and charges with respect to such Transferred Permits as of the date hereof have been paid in full. No event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of any Transferred Permit.

Section 3.8 Non-foreign Status. Contributor is not a “foreign person” as that term is used in Treasury Regulations Section 1.1445-2.

Section 3.9 Compliance With Laws. Contributor has complied, and is now complying, in all material respects with all applicable federal, state and local laws and regulations applicable to ownership and use of the Contributed Assets.

Section 3.10 Legal Proceedings. There is no claim, action, suit, proceeding or governmental investigation (“Action”) of any nature pending or, to Contributor’s knowledge, threatened against or by Contributor (a) relating to or affecting the Contributed Assets or the Assumed Liabilities; or (b) that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

Section 3.11 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Contributor.

Section 3.12 Securities Matters.

(a) Contributor is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act and is acquiring the Units for Contributor’s own benefit and account for investment only and not with a view to, or for resale in connection with, a public offering or distribution thereof.

(b) Contributor acknowledges and agrees as follows:

(1) No market for the resale of the Units currently exists, and no such market may ever exist. Accordingly, Contributor must bear the economic and financial risk of an investment in the Units for an indefinite period of time.

(2) The Units have not been registered under the Securities Act or the securities laws of any other jurisdiction and the offer and sale of the Units are being made in reliance on one or more exemptions for private offerings under Section 4(2) of the Securities Act and applicable securities laws. Accordingly, no transfer or other disposition of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) of any of the Units is permitted unless such transfer is registered under the Securities Act and other applicable securities laws, or an exemption from such registration is available.

(3) The Units are subject to restrictions on transfer set forth herein and the Acquirer’s Partnership Agreement. Accordingly, no transfer of any of the Units is permitted unless such transfer complies with the applicable provisions of this Agreement and the Partnership Agreement.

Section 3.13 Full Disclosure. No representation or warranty by Contributor in this Agreement and no statement contained in any schedule attached to this Agreement or any certificate or other document furnished or to be furnished to Acquirer pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE ACQUIRER

Acquirer represents and warrants to Contributor that the statements contained in this Article IV are true and correct as of the date hereof. For purposes of this Article IV, “Acquirer’s knowledge,” “knowledge of Acquirer” and any similar phrases shall mean the actual or constructive knowledge of any director or officer of Acquirer, after due inquiry.

Section 4.1 Organization and Authority of Acquirer; Enforceability. Acquirer is a limited partnership duly organized, validly existing and in good standing under the laws of the state of Delaware. Acquirer has full limited partnership power and authority to enter into this Agreement and the documents to be delivered hereunder, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Acquirer of this Agreement and the documents to be delivered hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Acquirer. This Agreement and the documents to be delivered hereunder have been duly executed and delivered by Acquirer, and (assuming due authorization, execution and delivery by Contributor) this Agreement and the documents to be delivered hereunder constitute legal, valid and binding obligations of Acquirer enforceable against Acquirer in accordance with their respective terms.

Section 4.2 No Conflicts; Consents. The execution, delivery and performance by Acquirer of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with the organizational documents of Acquirer; or (b) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Acquirer. No consent, approval, waiver or authorization is required to be obtained by Acquirer from any person or entity (including any governmental authority) in connection with the execution, delivery and performance by Acquirer of this Agreement and the consummation of the transactions contemplated hereby.

Section 4.3 Legal Proceedings. There is no Action of any nature pending or, to Acquirer’s knowledge, threatened against or by Acquirer that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

Section 4.4 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Acquirer.

Section 4.5 Valid Issuance of Units. The Units have been duly authorized and, when issued and paid for in accordance with the terms of this Agreement, will be validly issued to Contributor free of any Encumbrances, except for restrictions on transfer provided for herein, in the Partnership Agreement or under the Securities Act or other applicable securities laws.

ARTICLE V

COVENANTS

Section 5.1 Transferred Employees. At the Closing, Acquirer shall offer employment to those employees of the Contributor identified on Schedule 5.1 (the “Offered Employees”). Such offers of employment shall be effected at the Closing for the Offered Employees. Nothing in this Agreement shall interfere with the right of the Acquirer to terminate the employment of any employee thereof, including any Offered Employees who accepts employment with and is employed by the Acquirer effective as of the Closing Date (each, a “Transferred Employee”), at any time, with or without notice and for any or no reason, or to restrict the Acquirer in modifying in any way the terms or conditions of employment, including wages, salaries, duties and responsibilities, of any such employee, including any Transferred Employee, after the Closing. Contributor shall cooperate in all reasonable respects with the Acquirer to assume the payroll processing and systems with respect to the Transferred Employees on the Closing Date.

Section 5.2 Employee Benefits Plans.

(a) Schedule 5.2 sets forth a complete list of (i) all “employee benefit plans,” as defined in Section 3(3) of ERISA, (ii) all other severance pay, salary continuation, bonus, incentive, stock option, or other equity, retirement, pension, profit sharing, welfare, fringe benefit or deferred compensation plans, contracts, programs, funds, or arrangements of any kind, and (iii) all other employee benefit plans, contracts, programs, funds, or arrangements (whether written or oral, qualified or nonqualified, funded or unfunded, foreign or domestic, currently effective or terminated) and any trust, escrow, or similar agreement related thereto, in respect of any Transferred Employees or former employees, directors, officers, shareholders, members, managers, consultants, or independent contractors of Contributor (all of the above being hereinafter individually or collectively referred to as “Employee Plan” or “Employee Plans,” respectively).

(b) True and complete copies of the following materials have been delivered or made available to Acquirer: (i) the plan documents for each Employee Plan and all amendments thereto, (ii) all determination letters from the IRS with respect to each Employee Plan intended to be qualified under Section 401(a) of the Code, (iii) all current and prior summary plan descriptions, summaries of material modifications, annual reports, summary annual reports, and any other documents used to communicate the Employee Plans to employees, (iv) all trust agreements, insurance contracts, and other documents relating to the funding or payment of benefits under any Employee Plan, (v) all documents, including without limitations, Form 5500, relating to any Employee Plan required to have been filed prior to the date hereof with respect to each Employee Plan, (vi) any communication, opinion, ruling or determination from any Governmental Authority, including the IRS, Department of Labor, or Pension Benefit Guaranty Corporation with respect to any Employee Plan, (vii) financial statements and actuarial reports, if any, for each Employee Plan for the three most recently completed plan years or such shorter period as such Employee plan may have been in effect, and (viii) any other documents, forms or other instruments relating to any Employee Plan reasonably requested by Acquirer.

(c) Each Employee Plan has, in all material respects, been maintained, operated, and administered in material compliance with its terms and any related documents or agreements and in compliance with all applicable Laws.

(d) Each Employee Plan intended to be qualified under Section 401(a) of the Code is so qualified and has received a favorable determination letter from the IRS as to the qualification and the tax exempt status of each trust thereunder, and such determination letter remains in effect and has not been revoked; provided, however, no such determination letter has been received or is in effect as to any such plan which is based on an IRS-approved prototype or mass submitter document. Nothing has occurred that could reasonably be expected to result in the loss of the qualification of any such Employee Plan or trust under Section 401(a) or 501(a) of the Code.

(e) Neither Contributor nor any ERISA Affiliate currently has and at no time in the past has had an obligation to contribute to a “defined benefit plan” as defined in Section 3(35) of ERISA, a pension plan subject to the funding standards of Section 302 of ERISA or Section 412 or 426 of the Code, a “multiemployer plan” as defined in Section 3(37) of ERISA or Section 414(f) of the Code, or a “multiple employer plan” within the meaning of Section 210(a) of ERISA or Section 413(c) of the Code.

(f) With respect to each Employee Plan that is a group health plan benefitting any current or former employee of Contributor or any ERISA Affiliate that is subject to Section 4980B of the Code, or was subject to Section 162(k) of the Code, Seller and each ERISA Affiliate has complied, in all material respects, with (i) the continuation coverage requirements of Section 4980B of the Code and Section 162(k) of the Code, as applicable, and Part 6 of Subtitle B of Title I of ERISA and (ii) the Health Insurance Portability and Accountability Act of 1996, as amended.

(g) No Employee Plan provides benefits, including death or medical benefits, beyond termination of service or retirement other than retirement benefits under a pension plan, or continuation healthcare coverage mandated by law.

(h) None of the Acquirer nor any of its Affiliates has any obligation to reimburse, pay or make whole any Person for adverse tax consequences or any related costs (including interest, penalties or additional excise taxes), including consequences or costs arising under Section 409A, Section 280G or Section 4999 of the Code relating to any payment made, provision of, omission from or operation of any Employee Plan.

(i) Each Employee Plan that is subject to Section 409A of the Code materially complies in form and in operation with paragraphs (2), (3) and (4) of Code Section 409A(a).

(j) Except as required by law, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereunder, will, either alone or together with some other event, (i) result in any material payment (including severance, unemployment compensation, golden parachute or otherwise) becoming due to any director, officer or any employee under any Employee Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Employee Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefits to any material extent.

(k) At the Closing or as soon as reasonably practicable thereafter, the Acquirer will assume each of the Employee Plans, or establish substantially similar replacement plans, at no cost or expense to the Transferred Employees or their respective spouses or dependents. Contributor shall cooperate with the Acquirer in all respects to effectuate the transfer to Acquirer of the Transferred Employees and any Employee Plans to be assumed by Acquirer.

Section 5.3 Public Announcements. Unless otherwise required by applicable law, neither party shall make any public announcements regarding this Agreement or the transactions contemplated hereby without the prior written consent of the other party (which consent shall not be unreasonably withheld or delayed).

Section 5.4 Bulk Sales Laws. The parties hereby waive compliance with the provisions of any bulk sales, bulk transfer or similar laws of any jurisdiction that may otherwise be applicable with respect to the sale of any or all of the Contributed Assets to Acquirer.

Section 5.5 Transfer Taxes. All transfer, documentary, sales, use, stamp, registration, value added and other such taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the documents to be delivered hereunder shall be borne and paid by Acquirer when due. Acquirer shall, at its own expense, timely file any tax return or other document with respect to such taxes or fees (and Contributor shall cooperate with respect thereto as necessary).

Section 5.6 Further Assurances. Following the Closing, each of the parties hereto shall execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement and the documents to be delivered hereunder. In addition, following the Closing, Schmitz and Hawkes covenant and agree to take, or to cause their affiliates to take, all actions within their power as may be reasonably necessary or advisable in order to ensure that all of the material assets relating to the Platform and necessary for the operation of the Business, other than the Excluded Assets, have been or are transferred, assigned and conveyed to the Acquirer pursuant to this Agreement as soon as reasonably possible.

ARTICLE VI

MISCELLANEOUS

Section 6.1 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by Acquirer.

Section 6.2 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 6.2):

If to Contributor:

American Residential Management, Inc.

7033 East Greenway Parkway, Suite 210

Scottsdale, Arizona 85254

Facsimile: 480-264-2943

E-mail: steve.schmitz@americanresidentialproperties.com

Attention: Stephen G. Schmitz

If to Acquirer. Schmitz or Hawkes:

American Residential Properties OP, L.P.

7033 East Greenway Parkway, Suite 210

Scottsdale, Arizona 85254

Facsimile: 480-264-2943

E-mail: steve.schmitz@americanresidentialproperties.com

Attention: Stephen G. Schmitz

with a copy to:	Hunton & Williams LLP Riverfront Plaza, East Tower 951 East Byrd Street Richmond, Virginia 23219 Facsimile: (804) 343-4543 Email: dlebey@hunton.com Attention: Daniel M. LeBey

Section 6.3 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 6.4 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

Section 6.5 Entire Agreement. This Agreement and the documents to be delivered hereunder constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and the documents to be delivered hereunder, the Exhibits and Schedules (other than an exception expressly set forth as such in the Schedules), the statements in the body of this Agreement will control.

Section 6.6 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 6.7 No Third-party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 6.8 Amendment and Modification. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto.

Section 6.9 Waiver. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 6.10 Governing Law. This Agreement and the transactions contemplated herein, and all disputes between the parties under or related to this Agreement or the facts and circumstances leading to its execution or performance, whether in contract, tort or otherwise, shall be governed by and construed in accordance with the laws of the State of New York, without reference to the conflict of laws principles thereof (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law).

Section 6.11 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be executed by their respective duly authorized representatives as of the date first written above.

CONTRIBUTOR:

AMERICAN RESIDENTIAL MANAGEMENT, INC.

By:	/s/ Stephen G. Schmitz
Name:	Stephen G. Schmitz
Title:	President

ACQUIRER:

AMERICAN RESIDENTIAL PROPERTIES OP, L.P.

By:	AMERICAN RESIDENTIAL GP, LLC, its general partner

	By:	AMERICAN RESIDENTIAL PROPERTIES, INC., its sole member

		By:	/s/ Stephen G. Schmitz
		Name:	Stephen G. Schmitz
		Title:	Chief Executive Officer

SCHMITZ: (solely for purposes of section 5.6)

/s/ Stephen G. Schmitz
Stephen G. Schmitz

HAWKES: (solely for purposes of section 5.6)

/s/ Laurie A. Hawkes
Laurie A. Hawkes

[Contribution and Sale Agreement]

Exhibit A

Bill of Sale

[Attached]

BILL OF SALE

For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, American Residential Management, Inc., a Delaware corporation (“Seller”), does hereby grant, bargain, transfer, sell, assign, convey and deliver to American Residential Properties OP, L.P., a Delaware limited partnership (“Buyer”), all of its right, title and interest in and to the FF&E, as such term is defined in the contribution and sale agreement, dated as of May 11, 2012 (the “Contribution and Sale Agreement”), by and among Seller, Buyer, Stephen G. Schmitz (solely for purposes of Section 5.6 thereof) and Laurie A. Hawkes solely for purposes of Section 5.6 thereof), to have and to hold the same unto Buyer, its successors and assigns, forever.

Buyer acknowledges that Seller makes no representation or warranty with respect to the assets being conveyed hereby except as specifically set forth in the Contribution and Sale Agreement.

IN WITNESS WHEREOF, Seller has duly executed this Bill of Sale as of May 11, 2012.

AMERICAN RESIDENTIAL MANAGEMENT, INC.

By:	/s/ Stephen G. Schmitz

Name:	Stephen G. Schmitz
Title:	President

Exhibit B

Assignment and Assumption Agreement

[Attached]

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (this “Agreement”), effective as of May 11, 2012 (the “Effective Date”), is by and between American Residential Management, Inc., a Delaware corporation (“Seller”), and American Residential Properties OP, L.P., a Delaware limited partnership (“Buyer”).

WHEREAS, Seller and Buyer have entered into a certain contribution and sale agreement, dated as of May 11, 2012 (the “Contribution and Sale Agreement”), by and among Seller, Buyer, Stephen G. Schmitz (solely for purposes of Section 5.6 thereof) and Laurie A. Hawkes solely for purposes of Section 5.6 thereof), pursuant to which, among other things, Seller has agreed to assign all of its rights, title and interests in, and Buyer has agreed to assume all of Seller’s duties and obligations under, the Contributed Assets (as defined in the Contribution and Sale Agreement) (other than the assets transferred or assigned and assumed pursuant to the Bill of Sale and the IP Assignment and Assumption Agreement (each as defined in the Contribution and Sale Agreement)) and the Assumed Liabilities (as defined in the Contribution and Sale Agreement) (other than the Lease Agreement listed therein by and between Bataa/Kierland II, LLC, an Arizona limited liability company, and Seller) (together, the “Assets and Contracted Liabilities”).

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	Definitions. All capitalized terms used in this Agreement but not otherwise defined herein are given the meanings set forth in the Contribution and Sale Agreement.

2.	Assignment and Assumption. Seller hereby sells, assigns, grants, conveys and transfers to Buyer all of Seller’s right, title and interest in and to the Assets and Contracted Liabilities. Buyer hereby accepts such assignment and assumes all of Seller’s duties and obligations under the Assets and Contracted Liabilities and agrees to pay, perform and discharge, as and when due, all of the obligations of Seller under the Assets and Contracted Liabilities accruing on and after the Effective Date.

3.

Terms of the Contribution and Sale Agreement. The terms of the Contribution and Sale Agreement, including, but not limited to, the representations, warranties, covenants, agreements and indemnities relating to the Assets and Contracted Liabilities are incorporated herein by this reference. The parties hereto acknowledge and agree that the representations, warranties, covenants, agreements and indemnities contained in the Contribution and Sale Agreement shall not be superseded hereby but shall remain in full force and effect to the full extent provided therein. In the event of any conflict or inconsistency between the terms of the Contribution and Sale Agreement and the terms hereof, the terms of the Contribution and Sale Agreement shall govern.

4.	Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of New York.

5.	Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the date first above written.

AMERICAN RESIDENTIAL MANAGEMENT, INC.

By:	/s/ Stephen G. Schmitz

Name:	Stephen G. Schmitz
Title:	President

AMERICAN RESIDENTIAL PROPERTIES OP, L.P.

By: American Residential GP, LLC, its general partner

By: American Residential Properties, Inc., its sole member

By:	/s/ Stephen G. Schmitz
Name:	Stephen G. Schmitz
Title:	Chief Executive Officer

[Assignment and Assumption Agreement – Exh B of Contribution and Sale Agreement]

Exhibit C

IP Assignment and Assumption Agreement

[Attached]

IP ASSIGNMENT AND ASSUMPTION AGREEMENT

This IP Assignment and Assumption Agreement (hereinafter “Assignment”), is made and entered into this 11th day of May, 2012 (the “Effective Date”), by and between American Residential Management, Inc., a Delaware corporation (hereinafter “Assignor”), and American Residential Properties OP, L.P., a Delaware limited partnership (hereinafter “Assignee”).

WHEREAS, Assignor is the sole owner of certain software and the Real Estate Platform and processes as set forth on Exhibit A, attached hereto and incorporated herein, including all copyrights, trade secrets and other intellectual property rights within such software and software platforms and other related assets, rights, property or equipment (“Assets”); and

WHEREAS, the parties intended that all right, title and interest in any Assets be owned by Assignee as of the Effective Date.

NOW THEREFORE, in consideration of the good and valuable consideration furnished by Assignee to Assignor pursuant to that certain Contribution and Sale Agreement between Assignor and Assignee of even date herewith, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby covenant and agree as follows:

1. Assignment and Assumption. Assignor hereby assigns, transfers, and conveys as of the Effective Date to Assignee, its successors, assigns, or other legal representatives, without the necessity of any additional consideration, all right, title, and interest in and to the Assets throughout the world. This assignment is operative with respect to all intellectual property rights in and to the Assets, including without limitation, (a) all trade secrets in the United States and elsewhere, (b) all copyrights in the United States and elsewhere, including without limitation all rights of registration and publication, rights to create derivative works, and all other rights incident to copyright ownership, (c) all patents in the United States and elsewhere, including without limitation all patent applications and preparations for patent applications owned by Assignor, any foreign or domestic counterparts of the foregoing, and any respective inventions disclosed, claimed or represented therein, and all other patent rights that may be based thereon, and any renewals, revivals, substitutes, divisions, reissues, reexaminations, continuations, continuations-in-part and extensions thereof, and all patents that may issue on any of the foregoing, and (d) all causes of action for trade secret, copyright, patent or any other intellectual property right infringement arising prior to the Effective Date or the date of this Assignment and all damages, profits, penalties and other recoveries related thereto. Assignee hereby accepts the foregoing assignment, transfer and conveyance of the Assets and assumes all rights and obligations incident thereto.

2. Future Cooperation. Assignor further agrees to execute and deliver all requested applications, assignments and other documents, and take such other measures as Assignee shall reasonably request in order to confirm, perfect or evidence more clearly Assignee’s rights in the Assets, and hereby appoints the Assignee its attorney to execute and deliver any such documents on Assignor’s behalf in the event the Assignor fails or refuses to execute and deliver any such documents.

3. Representations. Assignor represents and warrants that it is the sole lawful owner of all rights, title and interest in and to the Assets, that it has the right and authority to sell, assign and transfer same to Assignee and that it has neither made nor entered into any assignment, sale, agreement or encumbrance that would conflict with this Assignment or the matters contemplated hereby.

[Signatures appear on following page.]

IN WITNESS WHEREOF, the parties have executed this Assignment Agreement as of the date first above written.

ASSIGNOR

American Residential Management, Inc.

By:	/s/ Stephen G. Schmitz
Name:	Stephen G. Schmitz
Title:	President

ASSIGNEE

American Residential Properties OP, L.P.
By: American Residential GP, LLC, its general partner

By: American Residential Properties, Inc., its sole member

By:	/s/ Stephen G. Schmitz
Name:	Stephen G. Schmitz
Title:	Chief Executive Officer

[IP Assignment and Assumption Agreement – Exh C of Contribution and Sale Agreement]

Exhibit A

Assets Description

Assets include the entire Real Estate Production Platform and all pipeline processes developed by Assignor and its predecessors, including but not limited to, all software, systems, research methodology and infrastructure related to acquisition strategies, criteria and models; property screening, sorting and evaluation processes; pricing algorithms and metrics; renovation specifications and bidding processes; quality control protocol; tenant underwriting and evaluation methodology; leasing policies, procedures and management; tracking of market comparables and market rents; property repair and maintenance implementation; HOA interface; property management; accounting and financial management; and all information of a technical nature, prototypes, and pipeline documents, including analytical tools, filing processes and analyses.

Assets also include all: (i) trademarks and service marks, including all applications and registrations and the goodwill connected with the use of and symbolized by the foregoing; (ii) copyrights, including all applications and registrations related to the foregoing; (iii) trade secrets and confidential know-how; (iv) patents and patent applications; (v) internet domain name registrations; and (vi) other intellectual property and related proprietary rights, interests and protections (including all rights to sue and recover and retain damages, costs and attorneys’ fees for past, present and future infringement and any other rights relating to any of the foregoing), in each case containing or relating to the phrases “American Residential Properties” and “American Residential” and the letters “ARP” and all related logos.

Exhibit D

Assignment and Assumption of Lease

[Attached]

ASSIGNMENT AND ASSUMPTION OF LEASE

THIS ASSIGNMENT AND ASSUMPTION OF LEASE (this “Assignment”) is made and entered effective this 11th day of May, 2012, by and between AMERICAN RESIDENTIAL MANAGEMENT, INC., a Delaware corporation (“Assignor”), and AMERICAN RESIDENTIAL PROPERTIES OP, L.P., a Delaware limited partnership (“Assignee”).

W I T N E S S E T H:

WHEREAS, Assignor is the lessee pursuant to that certain Lease Agreement dated December 13, 2011, between Bataa/Kierland II, LLC, an Arizona limited liability company, as lessor (“Lessor”), and Assignor, or lessee for the leased office suite(s) designated as Suite 210, which is a part of the office building located at 7033 East Greenway Parkway, Scottsdale, Arizona 85254 (as amended or modified, collectively, the “Lease”).

WHEREAS, Assignor has agreed, pursuant to a certain Contribution and Sale Agreement dated May 11, 2012, by and among Assignor, Stephen G. Schmitz (solely for the purpose of Section 5.6 thereof), Laurie A. Hawkes (solely for the purpose of Section 5.6 thereof) and Assignee, to, inter alia, assign the Lease to Assignee as provided herein and to contribute certain of Assignor’s assets to Assignee.

WHEREAS, Assignee has agreed to accept the assignment and to assume Assignor’s obligations under the Lease as set forth herein and Lessor has agreed to consent to this Assignment pursuant to Section 21.1 of the Lease.

NOW, THEREFORE, for and in consideration of the conveyance described above, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor and Assignee hereby agree as follows:

1. Assignment. Assignor does hereby grant, bargain, sell, convey, assign, transfer and set over to Assignee all its right, title and interest in and to the Lease.

2. Assumption. Assignee hereby accepts the assignment made herein and assumes and agrees to perform the obligations and agreements of Assignor under the Lease accruing on and after the date of this Assignment. It is acknowledged and agreed that Assignor shall remain responsible and liable for any and all obligations, agreements and liabilities accruing under the Lease before the date of this Assignment.

3. Execution by Counterparts. To facilitate execution and delivery of this Assignment, the parties may execute and exchange counterparts of the signature page by facsimile or other electronic format. The signature of any party to any counterpart may be appended to any other counterpart.

4. Miscellaneous. This Assignment shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns. This Assignment shall be construed in accordance with and governed by the laws of the State of Arizona.

[Signature page follows.]

IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment to be duly executed and to be effective as of the date first above written.

ASSIGNOR:

AMERICAN RESIDENTIAL MANAGEMENT, INC.,
a Delaware corporation

By:	/s/ Stephen G. Schmitz

Name:	Stephen G. Schmitz
Its:	President

ASSIGNEE:

AMERICAN RESIDENTIAL PROPERTIES OP, L.P., a Delaware limited partnership

By: American Residential GP, LLC, its general partner

By: American Residential REIT, Inc., its sole member

By:	/s/ Stephen G. Schmitz

Name:	Stephen G. Schmitz
Its:	Chief Executive Officer

IN WITNESS WHEREOF, Lessor has, pursuant to Section 21.1 of the Lease, consented to this Assignment effective as of the date first above written.

LESSOR:

BATAA/KIERLAND II, LLC, an Arizona limited liability company

By: Bataa Oil, Inc., sole member/manager

By:	/s/ David J. Calvin

Name:	David J. Calvin

Its:	Owner

[Assignment and Assumption of Lease – Exh D Contribution and Sale Agreement]